Exhibit 99.1

Biovest, State of Minnesota and City of Coon Rapids to Host Press Conference to Introduce New Manufacturing Facility Partnership for Cancer Vaccine

TAMPA, FL and MINNEAPOLIS, MN – February 17, 2011 – Biovest International, Inc. (OTCQB: “BVTI”), the State of Minnesota Department of Employment and Economic Development (DEED), and the City of Coon Rapids, Minnesota, will hold a press conference on February 24, 2011 to detail a new public/private partnership to establish a bio-manufacturing facility in Coon Rapids as the U.S. production site for BiovaxID®, Biovest’s late-stage personalized cancer vaccine for the treatment of non-Hodgkin’s lymphoma (NHL). DEED Commissioner Mark Phillips and Coon Rapids’ Mayor Tim Howe will speak on behalf of the State and City, respectively, and Samuel Duffey, Biovest’s President, will discuss the new partnership and its benefits to Biovest.

Press Conference Details:

WHAT:	Biovest press conference to introduce new manufacturing facility partnership with The State of Minnesota DEED and Coon Rapids

SPEAKERS:	Mark Phillips, Minnesota DEED Commissioner Tim Howe, Mayor of Coon Rapids Samuel S. Duffey, President, Biovest

WHEN:	Thursday, February 24, 2011 at 9:00 a.m. (CST)

WHERE:	Minnesota State Capital, Rotunda 75 Rev. Dr. Martin Luther King Jr. Blvd., St. Paul

Biovest & Minnesota: A Partnership Committed to Growth

Since 1981, Biovest has manufactured biologic drug products (therapeutic & diagnostic) and bioreactor instruments for clients such as the National Institutes of Health (NIH) at its leased 35,000 sq. ft. bio-production facility in Coon Rapids (a suburb of Minneapolis), Minnesota. For approximately 16 years, Biovest operated this facility as the National Cell Culture Center for the NIH.

As BiovaxID is a late-stage vaccine product having completed a Phase III clinical trial for follicular lymphoma, and Biovest is preparing to seek U.S. and international regulatory approvals, it is anticipated that demand will require a large-scale manufacturing capability as part of Biovest’s regulatory and commercialization strategy. Therefore, with financial support from the State of Minnesota’s “Minnesota Investment Fund” (MIF), the City of Coon Rapids and JMS Holdings LLC, (a Minnesota real estate company and Biovest’s landlord), Biovest is taking the initial steps to transform its Minnesota facility into the U.S. manufacturing site for BiovaxID, which is envisioned to ultimately lead to the creation of many hundreds of high-paying biotechnology jobs.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.